ViaSat NEWS

Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces First Quarter Fiscal Year 2013 Results

Record Quarterly New Contract Awards and Revenues

Carlsbad, Calif. –August 2, 2012 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the first quarter of fiscal year 2013. The fiscal first quarter results include record new contract awards and revenues of $332.6 million and $241.8 million, respectively, Adjusted EBITDA of $29.6 million and a net loss attributable to ViaSat common stockholders of $0.18 per share on a non-GAAP diluted basis or $0.33 per share on a diluted GAAP basis.

“Our products and service segments each performed very well this quarter in the context of their objectives,” said Mark Dankberg, chairman and CEO of ViaSat. “The government systems segment grew revenue by over 20%, Adjusted EBITDA by over 50% and set records for new orders and backlog. The commercial networks segment grew revenue by over 40%, also increased Adjusted EBITDA, and the $240 million order for the Australian NBN satellite ground system received just after quarter end, drives record backlog there, too. In our satellite services segment, we are focused on the primary mission of adding subscribers, assessing the addressable market, and confirming the unit economics that will transition us to profitable growth in subsequent periods. We achieved about a 40% sequential increase in new terminal installations compared to the fourth quarter of fiscal year 2012 and grew average revenue per user (ARPU) by 3.5%. About 40% of new subscribers switched to the ExedeSM service from other terrestrial broadband connections. While total subscriber acquisition costs are the primary driver of our higher operating loss for the quarter, our unit economics for acquiring new subscribers and servicing existing ones are consistent with our models – positioning us for steady sequential growth in Adjusted EBITDA and earnings beginning in our fiscal second quarter.”

Financial Results1

(In millions, except per share data)	Q1 FY13	Q1 FY12
Revenues	$241.8	$195.1
Adjusted EBITDA[2]	$29.6	$36.1
Net (loss) income[3]	($14.4)	$1.8
Diluted per share net (loss) income [3]	($0.33)	$0.04
Non-GAAP net (loss) income [3,4]	($7.8)	$7.2
Non-GAAP diluted per share net (loss) income [3,4]	($0.18)	$0.17
Fully diluted weighted average shares [5]	43.2	43.7
New contract awards	$332.6	$253.6
Sales backlog[6]	$705.2	$568.2

[1]

ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2013 end on June 29, 2012, September 28, 2012, December 28, 2012, and March 29, 2013.

[2]

Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

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[3]	Attributable to ViaSat Inc. common stockholders.
[4]

All non-GAAP net income (loss) numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

[5]

As the first quarter fiscal year 2013 financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

[6]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q1 FY13	Q1 FY12
Satellite Services
New contract awards	$74.0	$56.4
Revenues	$59.3	$56.9
Adjusted EBITDA	$4.4	$20.8
Commercial Networks
New contract awards	$64.7	$112.2
Revenues	$76.1	$52.1
Adjusted EBITDA	$3.7	$1.6
Government Systems
New contract awards	$193.9	$85.0
Revenues	$106.3	$86.2
Adjusted EBITDA	$21.5	$13.6

Satellite Services revenues increased mainly from a higher mix of retail subscribers and the related ARPU. Adjusted EBITDA declined significantly for the quarter from the start-up of our Exede satellite Internet service, as fixed operating costs, and commissions and advertising expenses associated with subscriber growth increased more than incremental revenue for this quarter. Commercial Networks revenues and Adjusted EBITDA increased for the quarter on increased satellite terminal sales in Europe and North America supporting new Ka-band satellite services launched during fiscal year 2012. Government Systems operating results improved for the quarter as government mobile broadband products and services, command and control and tactical satellite networks revenues and associated earnings overcame reductions in information assurance product sales.

Selected Fiscal First Quarter Business Highlights

•

Consumer satellite terminal installations grew by about 40% on a quarterly sequential basis driven by effective promotions and improved operational processes. More detailed analysis of subscriber data also

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indicates a meaningfully higher proportion of WildBlue® subscribers have been upgrading to the Exede service, as opposed to disconnecting, compared to prior estimates. For the first quarter, our consumer internet service reported the following metrics:

•	Ending Subscribers: 404,900 (22% on ViaSat-1)

•	Gross Adds: 46,835

•	Migrations from WildBlue to Exede: 19,370

•	Total new service installations (gross adds + migrations): 66,205

•	Net new subscribers: 20,000

•	Average Monthly Churn: 2.4%

•	Weighted Average service ARPU: $46.44

•

Awarded $31.5 million for the first Full Production and Fielding (FP&F) order for Multifunctional Information Distribution System Joint Tactical Radio System (MIDS JTRS) terminals for the U.S. government

•

Received a bandwidth services order from the FBCB2 program office for 12 months of operations for the BFT-1 and MTS programs – which is separate from, and in addition to, ongoing BFT-2 bandwidth services agreements

•

Received $35 million award from the Commonwealth of Australia Department of Defence (ADF) to supply UHF Satellite Communication (Satcom) Mission System to provide voice and data military satcom covering a region from the west coast of Africa to the east coast of Australia

•

Executed a previously anticipated contract valued at over $40 million from LiveTV, a subsidiary of JetBlue, for Ka-band in-flight Internet services for passengers on a major airline’s U.S. fleet. The contract calls for over 200 aircraft to be outfitted with Ka-band terminals and to provide Ka-band connectivity for ten years

•

Received a $10 million contract from Selex Elsag Ltd for X-band antennas and MD-1366 Enhanced Bandwidth Efficient Modems (EBEMs) to expand NATO static ground satellite communications in Belgium and Italy, and upgrade services in Greece and Turkey

•

Subsequent to the end of the quarter, won a $240 million award from NBN Co to provide the ground-based communications, network management, and data processing systems for the Long Term Satellite Service component of the Australian National Broadband Network, bolstering our worldwide leadership in Ka-band satellite network systems

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Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to expectations regarding the future performance of our broadband satellite services and related growth in earnings and profitability. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss the fiscal year 2013 first quarter results at 5:00 p.m. Eastern Time on Thursday, August 2, 2012. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Thursday, August 2 until midnight on Friday, August 3 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 14643194. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

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About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 1,750 mobile platforms, including Yonder® Ku-band mobile Internet; satellite broadband networking systems; and network-centric military communication systems and cyber security products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income (loss) attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization of Acquired Intangible Assets and Adjusted EBITDA” contained in this release.

Yonder and WildBlue are registered trademarks of ViaSat Inc.

Exede is a service mark of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 29, 2012	July 1, 2011
Revenues:
Product revenues	$147,729	$122,546
Service revenues	94,034	72,555

Total revenues	241,763	195,101
Operating expenses:
Cost of product revenues	109,049	92,285
Cost of service revenues	78,569	49,316
Selling, general and administrative	56,501	41,733
Independent research and development	7,369	5,694
Amortization of acquired intangible assets	4,064	4,772

(Loss) income from operations	(13,789)	1,301
Interest (expense) income, net	(11,486)	26

(Loss) income before income taxes	(25,275)	1,327
Benefit from income taxes	(10,842)	(267)

Net (loss) income	(14,433)	1,594
Less: Net loss attributable to the noncontrolling interest, net of tax	(13)	(165)

Net (loss) income attributable to ViaSat Inc.	$(14,420)	$1,759

Diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.33)	$0.04

Diluted common equivalent shares	43,182	43,749

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended
	June 29, 2012	July 1, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(14,420)	$1,759
Amortization of acquired intangible assets	4,064	4,772
Stock-based compensation expense	6,619	4,175
Income tax effect	(4,092)	(3,472)

Non-GAAP net (loss) income attributable to ViaSat Inc.	$(7,829)	$7,234

Non-GAAP diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.18)	$0.17

Diluted common equivalent shares	43,182	43,749

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.
AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended
	June 29, 2012	July 1, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(14,420)	$1,759
Benefit from income taxes	(10,842)	(267)
Interest expense (income), net	11,486	(26)
Depreciation and amortization	36,717	30,481
Stock-based compensation expense	6,619	4,175

Adjusted EBITDA	$29,560	$36,122

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 29, 2012				Three months ended July 1, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(22,516)	$(2,069)	$14,860	$(9,725)	$1,933	$(3,240)	$7,380	$6,073
Depreciation *	24,553	2,755	3,846	31,154	17,830	2,464	4,078	24,372
Stock-based compensation expense	1,328	2,517	2,774	6,619	972	1,060	2,143	4,175
Other amortization	1,025	458	—	1,483	44	1,301	—	1,345

Adjusted EBITDA before other	$4,390	$3,661	$21,480	29,531	$20,779	$1,585	$13,601	35,965

Other				29				157

Adjusted EBITDA				$29,560				$36,122

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of June 29, 2012	As of March 30, 2012		As of June 29, 2012	As of March 30, 2012
Assets			Liabilities and Equity
Current assets:			Current liabilities:
Cash and cash equivalents	$129,892	$172,583	Accounts payable	$75,731	$75,040
Accounts receivable, net	221,894	211,690	Accrued liabilities	148,264	159,762
Inventories	137,837	127,646	Current portion of other long-term debt	1,255	1,240

Deferred income taxes	20,374	20,316	Total current liabilities	225,250	236,042
Prepaid expenses and other current assets	32,312	30,917	Senior Notes, net	547,915	547,791

Total current assets	542,309	563,152	Other long-term debt	454	774
			Other liabilities	54,634	50,353

Property, equipment and satellites, net	882,626	880,704	Total liabilities	828,253	834,960

Other acquired intangible assets, net	58,815	63,041	Total ViaSat Inc. stockholders’ equity	889,159	887,975
Goodwill	83,171	83,461	Noncontrolling interest in subsidiary	4,205	4,218

Other assets	154,696	136,795	Total equity	893,364	892,193

Total assets	$1,721,617	$1,727,153	Total liabilities and equity	$1,721,617	$1,727,153